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                                                                      EXHIBIT 23

                       CONSENT OF MCGLADREY & PULLEN, LLP

We hereby consent to the incorporation in the Registration Statement on Form S-8 of our report, dated January 11, 2001, relating to the consolidated financial statements of Concorde Gaming Corporation and Subsidiaries, included in the Annual Report on Form 10-KSB for the year ended September 30, 2000.

                                        /s/ McGladrey & Pullen, LLP

Rapid City, South Dakota
May 3, 2001